ASSIGNMENT OF LIMITED LIABILITY COMPANY INTERESTS

AND TERMINATION AGREEMENT

This ASSIGNMENT OF LIMITED LIABILITY COMPANY INTERESTS AND TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of June 16, 2026 (the “Effective Date”), by and among BROWN FAMILY ENTERPRISES, LLC (“Assignor”); GENERATION INCOME PROPERTIES, LP, a Delaware limited partnership (“Assignee”); and GENERATION INCOME PROPERTIES, INC., a Maryland corporation (“GIPR”), for itself and in its capacity as the Manager (as defined below). Assignor, Assignee, and GIPR are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Assignor and GIPR are parties to that certain Assignment of Limited Liability Company Interests and Satisfaction Agreement made and entered into as of March 3, 2026 (the “Original Agreement”), pursuant to which GIPR, through Assignee (defined in the Original Agreement as “GIP LP”), assigned, transferred, and conveyed to Assignor one hundred percent (100%) of the issued and outstanding limited liability company interests (the “Interests”) of GIPDC 3707 14th St. LLC, a Delaware limited liability company (the “Company”);

WHEREAS, the Company owns the real property and improvements located at or commonly known as 3707 14th Street, N.W., Washington, D.C. 20011 (the “DC Property”);

WHEREAS, pursuant to Section 3.2 of the Original Agreement, that certain Retained Balance Promissory Note dated March 3, 2026, in the original principal amount of Six Hundred Thousand Dollars ($600,000.00), made by GIPR in favor of Assignor (the “Note”), was deemed paid, satisfied, discharged, and extinguished in full upon the effectiveness of the assignment of the Interests to Assignor, and no obligations remain outstanding under the Note;

WHEREAS, the Company is the borrower under that certain loan and related mortgage and security documents made by Valley National Bank (“Valley”) (collectively, the “Senior Loan Documents”), which loan is secured by, among other things, the DC Property (the “Senior Loan”);

WHEREAS, pursuant to Section 5.1 of the Original Agreement, GIPR or its Affiliate serves as the exclusive manager of the Company (the “Manager”) and as property manager of the DC Property, and has so served at all times since March 3, 2026;

WHEREAS, the Parties desire that (i) Assignor assign, transfer, and convey the Interests to Assignee, (ii) GIPR pay to Assignor the Payment Amount (as defined below) at the Closing (as defined below), and (iii) the Original Agreement, including the participation and payment rights set forth in Section 4 thereof, be terminated in its entirety, all upon the terms set forth herein; and

WHEREAS, by GIPR’s execution and delivery of this Agreement, the Manager consents in writing to the assignment of the Interests contemplated hereby for all purposes of Section 6.2 of the Original Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS.

1.1 “Business Day” means any day other than Saturday, Sunday, or a day on which commercial banks in Tampa, Florida are authorized or required by law to close.

1.2 “Payment Amount” means Six Hundred Thousand Dollars ($600,000.00), an amount equal to the “Return of Capital Amount” as defined in Section 1.5 of the Original Agreement.

1.3 Other Terms. Capitalized terms used but not defined in this Agreement have the meanings given to them in the Original Agreement.

2. ASSIGNMENT AND TRANSFER OF INTERESTS.

2.1 Assignment. Effective as of the Closing (as defined in Section 3.1), Assignor hereby sells, assigns, transfers, conveys, and delivers to Assignee, and Assignee hereby purchases and accepts from Assignor, all of Assignor’s right, title, and interest in, to, and under the Interests, free and clear of any lien, pledge, security interest, or other encumbrance created by or through Assignor (other than those arising under the Senior Loan Documents) (the “Assignment”).

2.2 Admission; Books and Records. Upon the Closing, Assignee shall be admitted as the sole member of the Company, Assignor shall cease to be a member of the Company, and Assignor shall have no further right, title, or interest in, to, or under the Interests, the Company, or the DC Property. The Manager shall update the Company’s books and records to reflect Assignee as the sole member of the Company.

2.3 Further Assurances. Each Party shall execute and deliver such further instruments and documents and take such further actions as may be reasonably necessary to effectuate the transactions contemplated hereby.

3. CLOSING; PAYMENT.

3.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Effective Date, simultaneously with the execution and delivery of this Agreement by the Parties.

3.2 Payment. At the Closing, GIPR shall pay, or cause to be paid, to Assignor the Payment Amount in lawful money of the United States by wire transfer of immediately available funds to the account designated by Assignor in writing prior to the Closing; provided that if the Effective Date is not a Business Day, payment shall be initiated on the next Business Day.

3.3 Deliveries. At or prior to the Closing, Assignor shall deliver to GIPR a completed IRS Form W-9 and Assignor’s wire instructions for payment of the Payment Amount.

3.4 Full Satisfaction; No Other Consideration. Assignor acknowledges and agrees that the Payment Amount constitutes the entire consideration payable to Assignor in connection with the Assignment and the transactions contemplated hereby, and that, upon the Closing and Assignor’s receipt of the Payment Amount, Assignor shall have no right to receive any further payment, distribution, proceeds, or other amount from GIPR, Assignee, the Manager, or the Company, whether under the Original Agreement (including the Return of Capital Amount and the Participation Consideration described in Section 4 thereof), the Note, the Company’s limited liability company agreement, or otherwise.

4. TERMINATION OF ORIGINAL AGREEMENT.

4.1 Termination. Effective upon the Closing and Assignor’s receipt of the Payment Amount, the Original Agreement (including, without limitation, Section 4 (Participation Consideration; Payment Mechanics), Section 5 (Manager; Property Management; Non-Removal), and Section 6 (Covenants Regarding Senior Loan; Transfer/Encumbrance Restrictions) thereof, and any other provision thereof that by its terms survives) is terminated in its entirety and shall be of no further force or effect, and no party thereto shall have any further rights, obligations, or liabilities thereunder.

4.2 No Further Amounts. The Parties acknowledge and agree that (a) no Return of Capital Amount, Participation Consideration, or other amount is due or will become due or payable under Section 4 of the Original Agreement, whether in connection with the Assignment or otherwise, and all rights under Section 4 of the Original Agreement are fully and finally discharged upon the Closing and Assignor’s receipt of the Payment Amount; and (b) the Note was deemed paid, satisfied, discharged, and extinguished in full pursuant to Section 3.2 of the Original Agreement, and no amounts are or will become owing thereunder.

4.3 Manager Consent. GIPR, in its capacity as the Manager, hereby consents in writing to the Assignment for all purposes of Section 6.2 of the Original Agreement.

5. MUTUAL RELEASES.

5.1 Release by Assignor. Effective upon the Closing and Assignor’s receipt of the Payment Amount, Assignor, on behalf of itself and its members, managers, officers, affiliates, successors, and assigns, hereby fully, finally, and forever releases, acquits, and discharges GIPR, Assignee, the Manager, and the Company, and their respective affiliates, partners, members, managers, officers, directors, employees, agents, attorneys, successors, and assigns, from any and all claims, demands, actions, causes of action, obligations, liabilities, damages, costs, and expenses of every kind and nature, at law or in equity, whether known or unknown, suspected or unsuspected, fixed or contingent, arising out of or relating to the Original Agreement, the Note, the Interests, the Company, or the DC Property, or the transactions contemplated by any of the foregoing, in each case whether arising before, on, or after the Effective Date.

5.2 Release by GIPR and Assignee. Effective upon the Closing, each of GIPR and Assignee, on behalf of itself and its respective affiliates, partners, members, officers, directors, successors, and assigns, hereby fully, finally, and forever releases, acquits, and discharges Assignor and its members, managers, officers, affiliates, successors, and assigns, from any and all claims, demands, actions, causes of action, obligations, liabilities, damages, costs, and expenses of every kind and nature, at law or in equity, whether known or unknown, suspected or unsuspected, fixed or contingent, arising out of or relating to the Original Agreement, the Note, the Interests, the Company, or the DC Property, or the transactions contemplated by any of the foregoing, in each case whether arising before, on, or after the Effective Date.

5.3 Reservation. Nothing in this Section 5 releases any Party from its obligations under this Agreement, including any claim for breach of any representation, warranty, or covenant contained in this Agreement.

6. SENIOR LOAN.

6.1 Senior Loan Unaffected. The Parties acknowledge and agree that the Senior Loan and the Senior Loan Documents remain in full force and effect, that the Company remains the borrower thereunder, and that nothing in this Agreement amends, modifies, or impairs the Senior Loan, the Senior Loan Documents, or any of Valley’s rights or remedies thereunder.

6.2 Valley Acknowledgment. The Parties acknowledge that Valley has been advised of the Assignment and has confirmed that no consent or other action by any Party is required under the Senior Loan Documents in connection with the Assignment.

7. REPRESENTATIONS AND WARRANTIES.

7.1 Assignor. Assignor represents and warrants to Assignee and GIPR that:

(a) Assignor is the lawful owner of one hundred percent (100%) of the Interests, free and clear of any lien, pledge, security interest, or other encumbrance created by or through Assignor (other than those arising under the Senior Loan Documents), and since March 3, 2026, Assignor has not sold, assigned, pledged, hypothecated, encumbered, or otherwise transferred or disposed of (or agreed to do any of the foregoing) any of the Interests;

(b) since March 3, 2026, Assignor has not, without the prior written consent of the Manager, (i) caused or permitted the Company to incur any indebtedness (other than the Senior Loan), grant any lien on the DC Property, issue any equity interest, or amend its organizational documents; (ii) removed or attempted to remove the Manager as manager of the Company or as property manager of the DC Property; or (iii) entered into any contract or other agreement binding on the Company;

(c) Assignor has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby, and this Agreement constitutes a legal, valid, and binding obligation of Assignor, enforceable against Assignor in accordance with its terms (subject to customary bankruptcy/equitable principles); and

(d) there is no action, suit, or proceeding pending or, to Assignor’s knowledge, threatened against Assignor that would affect the Interests or Assignor’s ability to consummate the transactions contemplated hereby.

7.2 Assignee and GIPR. Each of Assignee and GIPR represents and warrants to Assignor that: (a) it has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby; and (b) this Agreement constitutes a legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms (subject to customary bankruptcy/equitable principles).

7.3 No Other Representations. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE INTERESTS, THE COMPANY, AND THE DC PROPERTY ARE TRANSFERRED “AS IS, WHERE IS,” WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED.

8. TRANSFER TAXES; COSTS.

8.1 Each Party’s Costs. Except as expressly provided in Section 8.2, each Party shall bear its own legal, accounting, and other transaction costs and expenses incurred in connection with this Agreement.

8.2 District of Columbia Transfer Taxes. Any and all District of Columbia transfer, recordation, deed, or “economic interest” transfer taxes, fees, assessments, or similar charges (including any penalties and interest) that are imposed or asserted in connection with or arising from the Assignment or the transactions contemplated hereby shall be borne and paid solely by GIPR, and GIPR shall indemnify Assignor against any such amounts to the extent paid by Assignor.

9. MISCELLANEOUS.

9.1 Notices. All notices shall be in writing and shall be deemed given when delivered personally, sent by nationally recognized overnight courier, or mailed by certified mail (return receipt requested) to the addresses set forth on the signature pages hereto (or such other address as a Party may designate by notice).

9.2 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflict of laws principles. Each Party consents to exclusive venue in the state or federal courts located in Hillsborough County, Florida, and waives any objection to such venue.

9.3 Entire Agreement; Amendments. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior discussions and understandings. Any amendment must be in writing and executed by each Party.

9.4 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and may be executed and delivered by electronic signature (including DocuSign) or PDF.

9.5 Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder shall remain in full force and effect.

9.6 Successors and Assigns; Third-Party Beneficiaries. This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns. The persons released under Section 5 who are not Parties may enforce Section 5; except as set forth in the immediately preceding sentence, no other person shall be deemed a third-party beneficiary of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

ASSIGNOR:

BROWN FAMILY ENTERPRISES, LLC

By: /s/ Christian Brown

Name: Christian Brown

Title: CEO

Date: June 16, 2026

Address for Notices:

5911 Beacon Shores St.

Tampa, FL 33616

christian.h.g.brown@gmail.com

ASSIGNEE:

GENERATION INCOME PROPERTIES, LP,

a Delaware limited partnership

By: Generation Income Properties, Inc.,

a Maryland corporation, its General Partner

By: /s/ David Sobelman

Name: David E. Sobelman

Title: CEO and President

Date: June 16, 2026

GIPR (for itself and in its capacity as the Manager):

GENERATION INCOME PROPERTIES, INC.,

a Maryland corporation

By: /s/ David Sobelman

Name: David E. Sobelman

Title: CEO and President

Date: June 16, 2026

Address for Notices (Assignee and GIPR):

Generation Income Properties, Inc.

401 E. Jackson Street, Suite 3300

Tampa, FL 33602

ds@gipreit.com